Exhibit 99.7

POSTER P1795

Efficacy and safety of fluticasone furoate (FF)/vilanterol (VI) compared with fluticasone propionate/salmeterol combination (FP/SAL) in adults and adolescents with persistent asthma

Woodcock A(1), Bleecker ER(2), Lötvall J(3), O’Byrne PM(4), Bateman ED(5), Medley H(6), Ellsworth A(7), Jacques L(6), Busse WW(8)

(1)University of Manchester, Manchester, UK; (2)Wake Forest University Health Sciences Winston-Salem, NC, USA; (3)University of Gothenburg, Sweden; (4)Michael G DeGroote School of Medicine, Hamilton, Ontario, Canada; (5)University of Cape Town, Cape Town, South Africa; (6)Respiratory Medicines Development Centre, GlaxoSmithKline, London, UK; (7)Quantitative Sciences Division, GlaxoSmithKline, Research Triangle Park, NC, USA; (8)University of Wisconsin, Madison, WI, USA

INTRODUCTION

•                  For asthma patients symptomatic despite ICS therapy, a long-acting beta2 agonist (LABA) may be added.(1),(2)

•                  Current ICS/LABA combinations for asthma such as FP/SAL are administered twice daily; once-daily dosing of ICS/LABA may improve symptom control by improving patient adherence.

•                  The combination of FF (an ICS) and VI (a LABA) is in development as a once-daily therapy for asthma.

OBJECTIVES

•                  To compare the efficacy of FF/VI 100/25mcg administered once daily in the evening with FP/SAL 250/50mcg administered twice daily (morning and evening) over a 24-week treatment period in patients >12 years of age with persistent asthma.

METHODS

•                  Phase III, multi-centre, randomised, double-blind, double-dummy, parallel group study.

•                  Eligible patients: aged >12 years; >12% and >200mL reversibility of FEV1 with salbutamol; evening pre-bronchodilator FEV1 40–85% pred; documented use of ICS for >12 weeks with stable ICS dose (FP 250mcg twice daily or equivalent) for >4 weeks.

•                  After 4-week run-in on FP 250mcg twice daily, patients were randomised to 24 weeks’ treatment with

•                  FF/VI 100/25mcg once daily (evening dosing) via novel dry power inhaler

•                  FP/SAL 250/50mcg twice daily via DISKUSTM/ACCUHALERTM.

RESULTS

Study population and demographics (Table 1)

•                  Of 1564 patients screened, 806 were randomised (intent-to-treat [ITT] population) and 715 completed the study.

Efficacy

•                  Clinically important improvements from baseline in 0–24h serial weighted mean (wm) FEV1 after 24 weeks (primary endpoint) were seen with both FF/VI (341mL) and FP/SAL (377mL)

•      the adjusted mean treatment difference was not statistically significant (–37mL [95% CI: –88, 15], p=0.162; Fig. 1).

Table 1. Patient demographics and baseline lung function (ITT population)

	FF/VI	FP/SAL
	100/25mcg	250/50mcg
	once daily	twice daily
	(N=403)	(N=403)
Mean age, years (range)	43.8 (12–79)	41.9 (12–80)
Female, n (%)	244 (61)	245 (61)
Race, n (%)
White	242 (60)	232 (58)
Asian	124 (31)	125 (31)
African American/African heritage	36 (9)	43 (11)
Other(a)	1 (<1)	3 (<1)
%reversibility of FEV1(b), L, mean (SD)	26.4 (14.44)	29.0 (18.04)
Pre-dose FEV1 (L), mean (SD)	2.011 (0.6389)	2.048 (0.6246)
%predicted FEV1 , mean (SD)	68.0 (11.68)	68.8 (11.01)

(a)Native Hawaiian or other Pacific islander (n=1 [<1%] FF/VI; n=1 [<1%] FP/SAL); African American/African heritage and White (n=0 FF/VI; n= 2 [<1%] FP/SAL)

(b)Screening values

Figure 1. Adjusted means for 0–24h wmFEV1 at Week 24 (ITT population)

LS=least squares; CI=confidence interval

•                  No statistically significant differences were reported between FF/VI and FP/SAL for serial wmFEV1 (0–4h) and clinic visit trough FEV1 (secondary endpoints).

•                  A greater number of patients receiving FF/VI vs. FP/SAL had an improvement of >0.5 points (minimally important difference)(3) from baseline in their Total Asthma Quality of Life Questionnaire (+12) score (‘other’ endpoint; post-hoc analysis) at Week 24 (46% vs. 38%).

Safety

•                  Incidences of on-treatment adverse events (AEs), treatment-related AEs and serious AEs (SAEs) were similar between treatments (Table 2)

•                  no SAEs were considered treatment-related

•                  no deaths were reported during the study.

•                  No clinically relevant differences between FF/VI and FP/SAL were reported for 24-h urinary cortisol (UC) excretion (adjusted treatment ratio 0.85 [95% CI: 0.72, 1.02], p=0.075) (Fig. 2) or vital signs.

Figure 2. Adjusted ratios to baseline for 24-h UC excretion at Week 24 (UC population)

LS=least squares; CI=confidence interval

Table 2. Summary of AEs and SAEs (ITT population)

FP/SAL
	FF/VI 100/25mcg	250/50mcg
	once daily	twice daily
n (%)	(N=403)	(N=403)
On-treatment AEs	213 (53)	198 (49)
Nasopharyngitis	46 (11)	46 (11)
Headache	34 (8)	41 (10)
Upper respiratory tract infection	26 (6)	16 (4)
Treatment-related AEs	19 (5)	15 (4)
SAEs	4 (<1)	5 (1)

AEs occurring in >5% of patients in any treatment group are presented

CONCLUSIONS

•                  There was no difference between once-daily FF/VI and twice-daily FP/SAL in improving lung function in patients with persistent asthma.

•                  FF/VI improved quality of life (post-hoc analysis) compared with FP/SAL.

•                  No safety issues were identified with either treatment.

REFERENCES

(1)   National Institutes of Health. Available at: http://www.nhlbi.nih.gov/guidelines/asthma/index.htm. Last accessed 6 August 2012.

(2)   GINA 2011. Available at: http://www.ginasthma.org/uploads/users/files/ GINA_Report_2011.pdf. Last accessed 6 August 2012.

(3)   Juniper EF, et al. J Clin Epidemiol 1994;47:81–7.

ACKNOWLEDGEMENTS

•                  The presenting author, L Jacques, is an employee of and holds stocks/shares in GlaxoSmithKline.

•                  This study was funded by GlaxoSmithKline; GSK Study Code HZA113091, Clinicaltrials.gov NCT01147848.

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Lisa Moore at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the European Respiratory Society Annual Congress 2012 Vienna, Austria, 1–5 September, 2012